Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. 1350, the undersigned officer of BlackRock Focus Growth Fund, Inc. and Master Focus Growth LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended November 30, 2007, (the "Report") fully complies with the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: January 16, 2008


/s/ Donald C. Burke
-------------------
Donald C. Burke, Chief Executive Officer
(principal executive officer) of
BlackRock Focus Growth Fund, Inc. and
Master Focus Growth LLC


Pursuant to 18 U.S.C. 1350, the undersigned officer of BlackRock Focus Growth Fund, Inc. and Master Focus Growth LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended November 30, 2007, (the "Report") fully complies with the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: January 16, 2008


Neal J. Andrews
---------------
Neal J. Andrews, Chief Financial Officer
(principal financial officer) of
BlackRock Focus Growth Fund, Inc. and
Master Focus Growth LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C.
Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.